Exhibit 10.1

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”) is dated as of July 31, 2022, by and among Social Leverage Acquisition Corp I, a Delaware corporation (“Parent”), the persons set forth on Schedule I hereto (each, together with any additional party identified as a Company Holder in any joinder to this Agreement, a “Company Holder”), W3BCLOUD Partners Limited, a private company limited by shares incorporated in Ireland (“Partners”), and W3BCLOUD Holdings Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (a) the Company Holders (other than W3BCLOUD Nominees Limited (the “Manager”)) are the registered and beneficial owners of such number and class of Company Common Stock as are indicated opposite each of their names on Schedule I attached hereto and (b) the Manager is the registered owner of, and has the power to transact in, the number of B Ordinary Shares as indicated opposite its name on Schedule I attached hereto (all such shares of Company Common Stock or B Ordinary Shares, together with any shares of Company Common Stock or B Ordinary Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Holder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, SLAC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, have entered into a Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which and on the terms and conditions set forth therein, among other transactions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to certain management agreements in place between the Manager and the beneficial holders of those B Ordinary Shares indicated opposite the Manager’s name on Schedule I attached hereto (together, the “Share Agreements”), the Manager has the authority to enter into this Agreement in respect of such B Ordinary Shares;

WHEREAS, prior to the Merger, each B Ordinary Share that is issued and outstanding shall automatically, without any action by the beneficial owners thereof, be acquired by the Company in exchange for the issue and allotment of shares of Company Class A Common Stock on a one-for-one basis (the “B Ordinary Share Acquisition”); and

WHEREAS, in connection with the Closing, Parent will enter into a Voting Agreement (the “Voting Agreement”) with Halo Holdings Limited (“Halo”) and ConsenSys AG, whereby among other things, certain equityholders will be provided with certain governance rights in the event their ownership of Parent exceeds certain thresholds.

WHEREAS, as an inducement to Parent and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
shareholder SUPPORT AGREEMENT; COVENANTS

Section 1.1 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated (the earlier of clauses (a) and (b), the “Expiration Time”), each Company Holder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement / Proxy Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (including within the meaning of Section 16 of the Exchange Act), with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit (A) the B Ordinary Share Acquisition, and (B) Transfers between or among the Company Holder and any Affiliate of the Company Holder (and with respect to Halo, any Permitted Transferee (as defined in the Form of Amended Parent Certificate of Incorporation attached as Exhibit D to the Business Combination Agreement)), so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.2 New Shares. In the event that, (a) any Subject Shares are issued to a Company Holder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Holder purchases or otherwise acquires beneficial ownership of any Subject Shares after the date of this Agreement, or (c) a Company Holder acquires the right to vote or share in the voting of any Subject Shares after the date of this Agreement (collectively, the “New Securities”), then such New Securities purchased or otherwise acquired by such Company Holder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Holder as of the date hereof.

Section 1.3 Company Shareholder Agreements. Hereafter until the Expiration Time, each Company Holder (other than the Manager), and, from B Ordinary Share Completion until the Expiration Time, the Manager, hereby (except in the case of an Adverse Amendment (as defined below)) unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company distributed by the Company Board or otherwise undertaken, such Company Holder, and, from B Ordinary Share Completion, the Manager, shall, if a meeting is held, consent to the meeting being convened and held on short notice and attend the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) or, in the case of the Manager, the Company Class A Ordinary Shares issued to it pursuant to the B Ordinary Share Acquisition to be counted as present thereat for purposes of establishing a quorum, and such Company Holder and, from B Ordinary Share Completion, the Manager, shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) or, in the case of the Manager, the Company Class A Ordinary Shares issued to it pursuant to the B Ordinary Share Acquisition:

(a) in any circumstances upon which a consent, waiver or other approval may be required under the Company Organizational Documents or under or in connection with any agreements between the Company and its shareholders, including, without limitation, the (i) the Shareholders’ Agreement, dated as of July 31, 2022, by and among the Company, ConsenSys AG, Halo Holdings Limited and Advanced Micro Devices, Inc. (the “Shareholders Agreement”) and (ii) the Ancillary Agreement to the Shareholders’ Agreement, dated as of July 31, 2022, by and among the Company, ConsenSys AG, Halo Holdings Limited and Advanced Micro Devices, Inc. ((i) through (ii), collectively, the “Investor Documents”), to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Holder’s Subject Shares held at such time, or, in the case of the Manager, where such consent, waiver or other approval is required after B Ordinary Share Completion, all of the Company Class A Ordinary Shares issued to the Manager pursuant to the B Ordinary Share Acquisition, to implement the B Ordinary Share Acquisition and/or the Business Combination Agreement and the transactions contemplated thereby;

(b) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and

(c) against any proposal, action or agreement that would reasonably be expected to (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement, including the Merger, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (iii) result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled.

Each Company Holder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.4 B Ordinary Share Acquisition.

(a) Prior to the Merger, the Manager shall transfer to the Company the full legal interest in the B Ordinary Shares set forth opposite the Manager's name in Schedule I and in any B Ordinary Shares issued to the Manager after the date hereof and procure the transfer to the Company of the full beneficial interest in such B Ordinary Shares, and the Company shall acquire such B Ordinary Shares, free from all Liens together with all rights attaching to such B Ordinary Shares and accruing to them after B Ordinary Share Completion (as defined below) (including all dividends and distributions declared, paid and/or made in respect of such B Ordinary Shares after B Ordinary Share Completion (as defined below)) for the consideration specified in Section 1.5(b).

(b) The consideration for the transfer of the B Ordinary Shares provided for in Section 1.5(a) shall be the issue by the Company to the Manager of one (1) share of Company Class A Common Stock for every one (1) B Ordinary Share transferred to the Company pursuant to Section 1.5(a) (each such share of Company Common Stock to be held by the Manager on trust for the beneficial owner thereof in accordance with the terms of the relevant Share Agreement).

(c) Completion of the sale and purchase of the B Ordinary Shares provided for in Section 1.5(a) (the “B Ordinary Share Completion”) shall take place prior to the Merger by exchange of the completion deliverables and release of signatures. Upon B Ordinary Share Completion, the Manager shall deliver to the Company (or as the Company may direct): (i) a duly executed stock transfer form in respect of the B Ordinary Shares set forth opposite the Manager's name in Schedule I and any B Ordinary Shares issued to the Manager after the date hereof made in favor of the Company together with the relevant share certificate(s) or, in respect of any lost share certificate(s), an indemnity in lieu thereof in terms satisfactory to the Company; (ii) any waivers, consents or other documents necessary to vest in the Company the full legal and beneficial ownership of the B Ordinary Shares set out opposite the Manager's name in Schedule I and any B Ordinary Shares issued to the Manager after the date hereof and to enable the Company to be registered as holder of such B Ordinary Shares; and (iii) if requested by the Company, a Tax Reference Number (as defined in the Stamp Duty (e-Stamping of Instruments and Self-Assessment) Regulations 2012 of Ireland), in respect of each beneficial owner of the B Ordinary Shares set forth opposite the Manager's name in Schedule I and in respect of each beneficial owner of any B Ordinary Shares issued to the Manager after the date hereof).

(d) The Company shall procure that at or prior to the B Ordinary Share Completion (i) a meeting of the board of directors of the Company shall be held at which the following matters shall be approved, or (ii) unanimous written resolutions of the directors of the Company are executed approving the following matters: (A) the issue to the Manager of the shares of Company Class A Common Stock to be issued and allotted to the Manager pursuant to Section 1.5(b) credited as fully paid; (B) the entry of the Manager's name in the Company's books as the holder of the total number of shares of Company Class A Common Stock to be issued to the Manager pursuant to Section 1.5(d)(A); and (C) the execution and delivery of a share certificate to the Manager in respect of the shares of Company Class A Common Stock to be issued to the Manager pursuant to Section 1.5(d)(A).

(e) Partners shall procure that at or prior to Completion (i) a meeting of the board of directors of W3BCLOUD Limited shall be held at which, or (ii) unanimous written resolutions of the board of directors of W3BCLOUD Limited are executed pursuant to which: (A) the transfer of the B Ordinary Shares set forth opposite the Manager's name in Schedule I and of any B Ordinary Shares issued to the Manager after the date hereof to the Company is approved; (B) the Company is approved for registration as the member of W3BCLOUD Limited in respect of such B Ordinary Shares, subject only to presentation to the secretary of W3BCLOUD Limited of the stock transfer forms duly stamped or certified exempt; and (C) the execution and delivery of a share certificate or share certificates in respect of such B Ordinary Shares to the Company is approved, and, at B Ordinary Share Completion, a copy of the said resolutions, certified as true, shall be delivered to Partners.

Section 1.5 Registration Rights Agreement. Each of the Company Holders, on behalf of itself, agrees that it will deliver, substantially simultaneously with the Effective Time, a counterpart of the Registration Rights Agreement substantially in the form attached as Exhibit A to the Business Combination Agreement duly executed by it.

Section 1.6 Further Assurances. Each Company Holder shall from time to time, execute and deliver, or cause to executed and delivered, such additional or further consents, documents and other instruments as reasonably necessary to effect the actions required to consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, which, for the avoidance of doubt, includes such Company Holder consenting to the disclosure by the Company of any information regarding such Company Holder as may be reasonably required to be included in any filings made with the SEC or any other applicable regulatory body, in each case, on the terms and subject to the conditions set forth herein and therein, as applicable; provided, however, that nothing herein shall require such Company Holder to take any actions or execute any documents with respect to its commitment to make an additional investment in the Company (through a PIPE or otherwise) or with respect to any commercial relationships between such Company Holder and the Company.

Section 1.7 No Inconsistent Agreement. Each Company Holder hereby represents and covenants that such Company Holder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Holder’s obligations hereunder.

Section 1.8 No Challenges. Each Company Holder (a) acknowledges that certain directors on the Company Board may have financial or other interests in the Business Combination, the transactions contemplated thereby and/or the arrangements entered into in connection therewith, in each case, that may be different or in addition to the interests of the other stockholders and other equityholders of the Company (including with respect to the nature of the consideration received in the Merger and the entry into employment agreements with the Company) and (b) agrees, whether directly or as part of any class, not to, and expressly waives, whether directly or as part of any class, any right to, commence, join in, facilitate, assist, encourage, participate in, or be a claimant or receive any consideration, damages or proceeds from (and further agrees to take all actions necessary to opt out of any class in any class action with respect to) any claim, lawsuit or proceeding, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors, (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation, approval or ratification of or entry into the Business Combination Agreement (including, for the avoidance of doubt, arising from the interests of certain of the directors on the Company Board contemplated by clause (a) above).  Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Holder from enforcing such Company Holder’s rights under this Agreement and the other agreements entered into by such Company Holder in connection with the Business Combination Agreement and the transactions contemplated thereby.

Section 1.9 Consent to Disclosure. Each Company Holder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Governmental Authority or to securityholders of Parent) of such Company Holder’s identity and beneficial ownership of and/or rights with respect to Subject Shares and the nature of such Company Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Company Holder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC), subject to confidentiality obligations that may be applicable to information furnished to the Company or any Company Subsidiary by third parties that may be in the Company’s or any Company Subsidiary’s possession from time to time, and except for any information that is subject to attorney-client privilege (provided that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law.

Section 1.10 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Company Holder is entering into this Agreement solely in the Company Holder’s capacity as the registered and beneficial owner of Subject Shares (or, in the case of the Manager, as the registered owner of, and with the power to transact in, the B Ordinary Shares) and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Company Holder to the Company Board) of the Company Holder, solely in his or her capacity as a director or officer of the Company (or any Company Subsidiary) or other fiduciary capacity for the Company Holders.

Section 1.11 Voting Agreement. At the Closing, Parent, Halo Holdings Limited and ConsenSys AG shall enter into the Voting Agreement.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Holders. Each Company Holder (other than the Manager) represents and warrants as of the date hereof to Parent and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Company Holder) on the terms set out in Section 2.1(a), Section 2.1(b)(i) and Sections 2.1(c) to 2.1(g) (inclusive). The Manager represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself and not with respect to any other Company Holder) on the terms set out in Section 2.1(a), Section 2.1(b)(ii) and Sections 2.1(c) to 2.1(g) (inclusive).

(a) Organization; Due Authorization. If such Company Holder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Holder’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational actions on the part of such Company Holder. If such Company Holder is an individual, such Company Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Holder, enforceable against such Company Holder in accordance with the terms hereof (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general equitable principles, whether considered in a proceeding at law or equity). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Holder.

(b) Ownership.

(i) Such Company Holder is the sole registered and beneficial owner of, and has good title to, all of the Subject Shares indicated opposite its name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens (a) pursuant to (i) this Agreement, (ii) the Company Organizational Documents, (iii) the Business Combination Agreement, (iv) the Investor Documents, or (v) any applicable securities Laws or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Holder to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement. Such Company Holder’s Subject Shares are the only equity securities in the Company or interest in equity securities in the Company owned of record or beneficially by such Company Holder on the date of this Agreement, and none of such Company Holder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, other than the Investor Documents. Other than as set forth opposite such Company Holder’s name on Schedule I attached hereto, such Company Holder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(ii) The Manager is the sole registered holder of, with the power to transact in all of the B Ordinary Shares indicated opposite its name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such B Ordinary Shares (other than transfer restrictions under the Securities Act)) affecting any such B Ordinary Shares, other than Liens (a) pursuant to (i) this Agreement, (ii) the constitution of W3BCLOUD Limited, (iii) the Business Combination Agreement, (iv) the Investor Documents, (v) the Share Agreements, or (vi) any applicable securities Laws or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Manager to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement. The B Ordinary Shares indicated opposite the Manager's name on Schedule 1 are the only equity securities in the Company or interest in equity securities in the Company owned of record or beneficially by the Manager on the date of this Agreement, and none of such B Ordinary Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such B Ordinary Shares other than the Share Agreement. Other than as set forth opposite the Manager’s name on Schedule I attached hereto, the Manager does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Holder does not, and the performance by such Company Holder of his, her or its obligations hereunder will not, (i) if such Company Holder is not an individual, conflict with or result in a violation of the organizational documents of such Company Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any person (including under any Contract binding upon such Company Holder or such Company Holder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Holder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Holder, or, to the knowledge of such Company Holder, threatened against such Company Holder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Holder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Holder is a sophisticated investor and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Parent, Topco or the Company (or their respective Representatives) and based on such information as such Company Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Holder acknowledges that Parent, Topco and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Holder acknowledges that the agreements contained herein with respect to the Subject Shares held or to be held by such Company Holder are irrevocable.

(f) Brokerage Fees. Except as set forth on Section 5.22 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Holder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Holder understands and acknowledges that each of Parent and the Company is entering into the Business Combination Agreement in reliance upon such Company Holder’s execution and delivery of this Agreement.

Section 2.2 No Other Representations or Warranties. Except for the representations and warranties made by each Company Holder in this ARTICLE II, no Company Holder nor any other person makes any express or implied representation or warranty to Parent or the Company in connection with this Agreement or the transactions contemplated by this Agreement, and each Company Holder expressly disclaims any such other representations or warranties.

Article III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Parent, the Company and such Company Holder; provided, however, that each Company Holder may, in its sole discretion, terminate this Agreement, solely with respect to such Company Holder, following any material modification or amendment to, or the waiver of any provision of, the Business Combination Agreement, as in effect on the date hereof, (i) that reduces the aggregate amount or form of consideration payable to the Company Holder in respect of such Company Holder’s Subject Shares (or, in the case of the Manager, in respect of the Company Class A Common Stock issued to the Manager pursuant to the B Ordinary Shares Acquisition) in a manner that is materially and disproportionately adverse to such Company Holder (or, in the case of the Manager, the beneficial owners of the Company Class A Common Stock issued to the Manager pursuant to the B Ordinary Share Acquisition) relative to other Company Holders, or (ii) in a manner that would require the prior written consent of the shareholders of the Company without the consent of the requisite shareholders of the Company required for such amendment, modification or waiver in accordance with this Agreement, the Company’s Governing Documents, the Investor Documents or the Delaware General Corporation Law, as applicable (any such amendment, an “Adverse Amendment”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law.

(a) This Agreement, and any and all claims arising directly or indirectly out of or otherwise concerning this Agreement (whether based in contract, tort or otherwise) shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware (without regard to any choice or conflicts of laws principles, whether of the State of Delaware or any other jurisdiction, that might direct the application of another substantive Law to govern this Agreement).

(b) With respect to any and all Actions arising directly or indirectly out of or otherwise relating to this Agreement or the transactions contemplated hereby, each of the Parties: (i) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of: (A) the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or (B) in the event that an Action involves claims exclusively within the jurisdiction of the federal courts, in the United States District Court for the District of Delaware (all such courts, collectively, the “Chosen Courts”), for itself and with respect to its property; (ii) agrees that all claims in respect of such Action shall be heard and determined only in any Chosen Court (and the appropriate respective appellate courts therefrom); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that, except in connection with any Action brought against a party in another jurisdiction by an independent third person, it shall not bring any Action directly or indirectly relating to this Agreement or any of the transactions contemplated hereby in any forum other than a Chosen Court, except for the purpose of enforcing any award or judgment; and (v) agrees that it shall not assert and waives any objection it may have based on inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 3.8. Nothing in this Section 3.3, however, shall affect the right of any person to serve legal process in any other manner permitted by Law.

Section 3.3 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO A CLAIM (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations pursuant to this Agreement without the prior written consent of the other parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 3.4 shall be void ab initio.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other party hereto has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any party hereto seeking: (A) an injunction or injunctions to prevent breaches of this Agreement; (B) to enforce specifically the terms and provisions of this Agreement; and/or (C) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and each of the Company Holders.

Section 3.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be: (a) sent by messenger, certified or registered mail, a reliable overnight delivery service or email, charges prepaid as applicable, to the appropriate address(es) set forth below; and (b) deemed to have been given on the date of delivery to the addressee (or, if the date of delivery is not a Business Day, on the first (1st) Business Day after the date of delivery), as evidenced by: (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, mail or express delivery service; or (ii) confirmation of transmission or receipt generated by the sender’s computer showing that such communication was sent to the appropriate electronic mail address on a specified date, if sent by email. All such communications shall be sent to the following addresses, or to such other addresses as any party may inform the others by giving five (5) Business Days’ prior written notice pursuant to this Section 3.8:

if to Parent:

Social Leverage Acquisition Corp I

8390 W. Via De Ventura, Suite F110-207

Scottsdale, Arizona 85258

Attention:	Howard Lindzon
Email:	Howard@lindzon.com

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Attention:	Carl P. Marcellino
Email:	carl.marcellino@ropesgray.com

if to the Company:

W3BCLOUD Holdings Inc.

1201 North Market Street, Suite 111

Wilmington, DE 19801

Attention:	Legal Department
Email:	legal@w3bcloud.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Joseph A. Coco;
Blair T. Thetford
Email:	joseph.coco@skadden.com;
blair.thetford@skadden.com

if to W3BCLOUD Partners Limited:

W3BCLOUD Partners Limited
6th Floor, 2 Grand Canal Square,
Dublin 2, D02 A342

Attention:	Wael Aburida
Email:	wael@w3bcloud.com with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Joseph A. Coco;
Blair T. Thetford
Email:	joseph.coco@skadden.com;
blair.thetford@skadden.com

if to a Company Holder:

To such Company Holder’s address set forth in Schedule I

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Joseph A. Coco;
Blair T. Thetford
Email:	joseph.coco@skadden.com;
blair.thetford@skadden.com

Section 3.9 Counterparts. This Agreement may be executed in two (2) or more counterparts (which may be delivered by electronic transmission), each of which (when executed) shall be deemed an original, and all of which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 3.10 Several Liability. The liability of any Company Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Company Holder be liable for any other Company Holder’s breach of such other Company Holder’s representations, warranties, covenants, or agreements contained in this Agreement.

Section 3.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Holders, Parent, and the Company have each caused this Transaction Support Agreement to be duly executed as of the date first written above.

COMPANY HOLDERS:

CONSENSYS AG

By:	/s/ Federico Soddu
Name:	Federico Soddu
Title:	General Counsel

HALO HOLDINGS LIMITED

By:	/s/ Sami Issa
Name:	Sami Issa
Title:	Director

By:	/s/ Wael Aburida
Name:	Wael Aburida
Title:	Director

ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry Wolin
Name:	Harry Wolin
Title:	SVP

W3BCLOUD NOMINEES LIMITED

By:	/s/ Wael Aburida
Name:	Wael Aburida
Title:	Director

[Signature Page to Transaction Support Agreement]

PARENT:

SOCIAL LEVERAGE ACQUISITION CORP I

By:	/s/ Paul Grinberg
	Name:	Paul Grinberg
	Title:	President

[Signature Page to Transaction Support Agreement]

PARTNERS:

W3BCLOUD PARTNERS LIMITED

By:	/s/ Wael Aburida
	Name:	Wael Aburida
	Title:	Director

[Signature Page to Transaction Support Agreement]

COMPANY:

W3BCLOUD HOLDINGS INC.

By:	/s/ Sami Issa
	Name:	Sami Issa
	Title:	Chief Executive Officer

[Signature Page to Transaction Support Agreement]

Schedule I

Company Holder Subject Shares

Name and Address of Company Holder	Number and Class of Subject Shares held	Beneficial Owner of Subject Shares held (if different)
ConsenSys AG Gartenstrasse 6, 6300 Zug, Switzerland Attn: Legal	427,500 shares of Class A Common Stock	--
Advanced Micro Devices, Inc. 2485 Augstine Drive, Santa Clara, CA 95054, Attn: Harry Wolin	95,000 shares of Class A Common Stock	--
Halo Holdings Limited 2406ResCo-work03, 24th Floor, Al Sila Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates Attn: Wael Aburida and Sami Issa	427,500 shares of Class B Common Stock	--
W3BCLOUD Nominees Limited c/o W3BCLOUD Partners Limited 6th Floor, 2 Grand Canal Square, Dublin 2, D02 A342 Attn: Legal Department	28,853 B Ordinary Shares	--

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Transaction Support Agreement, dated as of July 31, 2022 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Social Leverage Acquisition Corp I, a Delaware corporation, W3BCLOUD Holdings Inc., a Delaware corporation, W3BCLOUD Partners Limited, a private company limited by shares incorporated in Ireland, and the Company Holders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Company Holder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Company Holder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●], [●]

By:
Name:
Title:

Address for Notices:

With copies to: